AMERICAN SPORTS HISTORY, INC.
                                 18_I Heritage Drive
                                 Chatham N J  07928
                          -------------------------------

                         SUNSET INTERACTIVE NETWORK, INC.
                               1905 Anderson Avenue
                             Ann Arbor, Michigan 48104


     January 14, 1998


     THIS DEFINITIVE AGREEMENT, as related and referred to in the Letter of Intent, dated 12/11&12/97, between the two parties, is made and entered into this 14th day of January 1998 by and between American Sports History, Inc. (herein referred to as (AMSH), A Nevada Corporation with its principal place of business at 18-I Heritage Dr., Chatham, NJ 07928, AND Sunset Interactive Network, Inc. (herein referred to as SIN), a Nevada Corporation with its principal place of business at 1905 Anderson Ave., Ann Arbor, Michigan 48104.

     WHEREAS, Peter Klamka, president and 100% sole and exclusive owner of (SIN) hereby agrees to sell his 100% ownership of (SIN) to (AMSH) effective upon the signing by both authorized parties of this purchase and sale DEFINITIVE AGREEMENT, and under the following terms and conditions.

PURCHASE PRICE/CONSIDERATION
----------------------------

     IN THE UNDERSTANDING of Peter Klamka's exclusive ownership of (SIN), free of liabilities and litigation, (AMSH) therefore, in consideration for its 100% acquisition of (SIN) agrees to purchase from Peter Klamka all of the assets and properties of (SIN).
     It is herein acknowledged by both parties that upon selling his 100% interest of (SIN) to (AMSH), Peter Klamka will receive 500,000 (five hundred thousand) restricted common shares of (AMSH) to be issued January 1998 and distributed to him in intervals as follows:
               125,000 upon the signing of this agreement
               125,000 April 1998
               125,000 July 1998
               125,000 October 1998
     It is understood by both parties that (SIN) will become a 100% wholly owned subsidiary of (AMSH), and that Peter Klamka will continue his duties and position as president of (SIN) with his objective to be as described in the Executive Summary, Exhibit "A", immediately upon execution of this agreement for a period of one year.

CORPORATE AUTHORITY
-------------------

     The execution and deliver of this DEFINITIVE AGREEMENT, and the carrying out of the provisions hereof have been fully authorized by the board of directors of (ASPH) and (SIN).

          Page -2-    (AMSH)/(SIN)  DEFINITIVE AGREEMENT


LITIGATION
----------

     It is understood by Peter Klamka of the litigation actions and proceeding regarding (AMSH) currently underway as reported in its latest 10K, December 1996.


INDEMNIFICATION
---------------

     The parties acknowledge and agree to indemnify and hold the other harmless against any third party claims that may arise from this agreement.





AMERICAN SPORTS, HISTORY, INC.
 (A Nevada Corporation)


/s/ Vincent M. Nerlino

Vincent M. Nerlino, President


SUNSET INTERACTIVE NETWORK, INC.
(A Nevada (crossed out) Corporation)


/s/ Peter C. Klamka

Peter C. Klamka, President